Exhibit 5.1

Simpson Thacher & Bartlett LLP

900 G STREET NW, SUITE 900 WASHINGTON, D.C. 20001
TELEPHONE: +1-202-636-5500 FACSIMILE: +1-202-636-5502

Direct Dial Number	E-mail Address

November 7, 2025

Bumble Inc.

1105 West 41st Street

Austin, Texas 78756

To the Addressee Stated Above:

We have acted as counsel to Bumble Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to 30,000,000 shares (the “Shares”) of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”), pursuant to the Bumble Inc. 2021 Omnibus Incentive Plan (the “ Plan”).

We have examined the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company (the “Amended Certificate”) and the Plan, each of which has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon issuance and delivery in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

NEW YORK	BEIJING	BOSTON	BRUSSELS	HONG KONG	HOUSTON	LONDON	LOS ANGELES	LUXEMBOURG	PALO ALTO	SÃO PAULO	TOKYO

Simpson Thacher & Bartlett LLP

Bumble Inc.	-2-	November 7, 2025

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARLETT LLP